SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                                  May 21, 2002



                             THOMAS INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)





                                    Delaware
                 (State or other jurisdiction of incorporation)



               1-5426                                     61-0505332
      (Commission File Number)                 (IRS Employer Identification No.)


 4360 Brownsboro Road, Suite 300 Louisville, Kentucky          40207
       (Address of principal executive offices)              (Zip Code)


               Registrant's telephone number, including area code
                                  502/893-4600

ITEM 4.  Changes in Registrant's Certifying Accountant

              (a) Pursuant to prior authorization of the Board of Directors of Thomas Industries Inc. (the Company), the Audit Committee dismissed Arthur Andersen LLP and appointed Ernst & Young LLP as the Company's independent certifying accountants on May 21, 2002 for the fiscal year ending December 31, 2002. Arthur Andersen LLP was the Company's independent certifying accountants only for the fiscal year ended December 31, 2001 and not for the previous fiscal year.

              (b) Arthur Andersen LLP was notified of their dismissal on May 21, 2002.

              (c) The report of Arthur Andersen LLP on the Company's financial statements for the year ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

              (d) In connection with the audit of the Company's financial statements for the year ended December 31, 2001, and through May 21, 2002, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused the firm to make reference to the matter in their report.

              (e) During the period ended December 31, 2001, and the subsequent interim period preceding the dismissal of Arthur Andersen LLP on May 21, 2002, no reportable events occurred in connection with the relationship between Arthur Andersen LLP and the Company.

              (f) The Company has requested Arthur Andersen LLP to furnish a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 16.1 to this report.


ITEM 7 Financial Statements and Exhibits.

              (c)  Exhibits

                   Exhibit No.                  Exhibit
                   -----------                  -------

                      16.1 Letter regarding change in certifying accountant of the registrant from Arthur Andersen LLP dated May 21, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       THOMAS INDUSTRIES INC.
                                                            (Registrant)



                                            By:  /s/ Timothy C. Brown
                                                --------------------------------
                                                  Timothy C. Brown, Chairman of
                                                  the Board, President
                                                  and Chief Executive Officer

Dated:  May 21, 2002